Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Trilogy Metals Inc. of our report dated February 13, 2025 relating to the consolidated financial statements of Trilogy Metals Inc., which appears in Trilogy Metals Inc’s. Annual Report on Form 10-K for the year ended November 30, 2024. We also consent to the reference to us as experts under the heading “Auditors, Transfer Agent and Registrar” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

October 31, 2025

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Trilogy Metals Inc. of our report dated February 13, 2025 relating to the financial statements of Ambler Metals LLC, which appears in Trilogy Metals Inc’s. Annual Report on Form 10-K for the year ended November 30, 2024. We also consent to the reference to us as experts under the heading “Auditors, Transfer Agent and Registrar” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

October 31, 2025